                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-3 of our reports dated January 30, 2003 (February 13, 2003 as to Note U) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards No. 133 and an explanatory paragraph relating to a change in the method of accounting for goodwill to conform to Statement of Financial Accounting Standards Nos. 141 and 142) appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2002.

We also consent to the reference to us under the heading "EXPERTS" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
_________________________
Deloitte & Touche LLP
Midland, Michigan
June 20, 2003